Exhibit 32.2

Certificate of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of American Surgical Holdings, Inc. (the “Company”) for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James Longaker, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.      The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Report and result of operations of the Company for the period covered by the Report.

/s/James Longaker
James Longaker
Chief Financial Officer

November 19, 2010

This certificate accompanies this Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of section 18 of the Securities Exchange Act of 1934, as amended.